Exhibit 25.1

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500
Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

TEPPCO Partners, L.P.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0291058 (I.R.S. employer identification no.)

1100 Louisiana Street, Suite 1600
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

TE Products Pipeline Company, LLC
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0329620 (I.R.S. employer identification no.)

1100 Louisiana Street, Suite 1600 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

TCTM, L.P.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0595522 (I.R.S. employer identification no.)

1100 Louisiana Street, Suite 1600
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

TEPPCO Midstream Companies, LLC
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0692243 (I.R.S. employer identification no.)

1100 Louisiana Street, Suite 1600
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Val Verde Gas Gathering Company, L.P.
(Exact name of obligor as specified in its charter)

Delaware	48-1260511
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1100 Louisiana Street, Suite 1600
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Debt Securities
(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.
16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 3rd day of September, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Brian Echausse
	Name:	Brian Echausse
	Title:	Assistant Treasurer

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of TEPPCO Partners. L.P. Debt Securities, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Brian Echausse
Brian Echausse
Assistant Treasurer

Houston, Texas
September 3, 2008

Exhibit 7
REPORT OF CONDITION

     Consolidating domestic subsidiaries of
          THE BANK OF NEW YORK MELLON TRUST COMPANY, NA
          in the state of CA at close of business on March 31, 2008
     published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities Dollar Amounts In Thousands ASSETS cash and balances due from depository Institutions: Noninterest-bearing balances and currency and coin 2,130 Interest-bearing balances, securities: Held-to-maturity securities 32 Available-for-sale securities 297,195 Federal funds sold and securities purchased under agreements to resell: Federal funds sold 11,700 securities purchased under agreements to resell 65,000 Loans and lease financing receivables: Loans and leases held for sale Loans and leases, net of unearned Income 00 LESS: Allowance for loan and lease losses net of unearned Income and allowance Loans and Trading Assets 0 fixed assets (Including capitalized leases Premises and 12,911 other real estate owned unconsolidated subsidiaries and associated companies Investments In Intangible assets Goodwill 871,685 tangible assets Other In 293,863 Other assets 151,030 Total assets 1,705,546

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REPORT OF CONDITION (Continued) LIABILITIES Dollar Amounts In Thousands Deposits: 1,1871 In domestic offices Noninterest-bearing 1,187 0 Interest-bearing Federal funds purchased and securities sold under agreements to repurchase 0 Federal funds purchased securities sold under agreements to repurchase 0 0 218,691 Trading liabilities Other borrowed money (Includes mortgage indebtedness and obligations under capitalized leases) Subordinated notes and debentures 0 145,238 Other liabilities 365,116 Total liabilities Minority interest in consolidated subsidiaries 0 EQUITY CAPITAL Perpetual preferred stock and related surplus 0 Common stock 1,000 all surplus related to preferred stock Surplus (exclude 1,121,520 Retained earnings 214,719 comprehensive income Accumulated 0 3,191 capital components Other equity 0 Total equity ca 1,340,430 minority interest, and equity capital Total liabilities, 1,705,546 We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and Is true and correct. Michael K. Klugman, President Director #1 Frank Sulzberger, MD Director #2 William D. Lindelof, VP Director #3 ( Name, Title ) of the above named bank do hereby declare that this Report of Condition Is true and correct to the of my knowledge and belief,

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